                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                               CONTOUR ENERGY CO.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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   (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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   [ ]  Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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

                                 [CONTOUR LOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 31, 2001

To Our Stockholders:

     We will hold our Annual Meeting of Stockholders in the Park Avenue Room (Lobby Level) of the Hotel Inter-Continental, 111 East 48th Street, New York, New York 10017, at 10:30 a.m. New York time on Thursday, May 31, 2001.

     At the meeting, our stockholders

     - will elect a Board of Directors composed of seven members, plus two additional members that will be elected by the holders of our outstanding preferred stock,

     - will vote on a proposal to approve our 2001 Stock Option and Stock Award Plan, and

     - may conduct any other business matter that properly comes before the meeting.

     These and other matters relating to the meeting and to Contour Energy are described in the attached proxy statement, which we encourage you to read carefully.

     The board of directors recommends that you vote FOR the election of directors and FOR the approval of the 2001 Stock Option and Stock Award Plan.

     Stockholders of record as of the close of business on April 16, 2001 are entitled to this notice and to vote at the meeting.

     You are cordially invited to attend the meeting. We value your opinion and encourage your participation at the meeting.

                                                 Kenneth R. Sanders
                                       President and Chief Executive Officer

Houston, Texas
April 30, 2001

                               CONTOUR ENERGY CO.
                              601 JEFFERSON STREET
                                   SUITE 1100
                              HOUSTON, TEXAS 77002

                             ---------------------

                                PROXY STATEMENT

                ANSWERS TO YOUR QUESTIONS REGARDING THE MEETING

     The following answers questions that we anticipate you may have regarding the meeting and this proxy statement. If you have additional questions, you should contact our investor relations department at 713/652-5200.

WHY HAVE I RECEIVED THIS PROXY STATEMENT?

     We mailed this proxy statement to you because you were a stockholder of record of Contour Energy Co. at the close of business on April 16, 2001 (the "Record Date"), which we have set as the record date for determining who is entitled to vote at our 2001 Annual Meeting of Stockholders. On or about May 1, 2001, we began mailing this proxy statement to our stockholders of record on the Record Date.

WHEN AND WHERE WILL THE MEETING BE HELD?

     We will hold the meeting in the Park Avenue Room (Lobby Level) of the Hotel Inter-Continental, 111 East 48th Street, New York, New York 10017, at 10:30 a.m. New York time on Thursday, May 31, 2001.

WHO IS SOLICITING THIS PROXY AND WHO IS PAYING THE COSTS ASSOCIATED WITH THE SOLICITATION OF THIS PROXY?

     The board of directors of Contour Energy Co. is soliciting this proxy. We will bear the expenses relating to the solicitation by the board of directors of proxies in connection with our annual meeting.

MAY I ATTEND THE MEETING IN PERSON?

     Record holders of Contour's Common Stock, $.01 par value per share (the "Common Stock") and Contour's $2.625 Convertible Exchangeable Preferred Stock (the "Preferred Stock") as of the Record Date are invited and encouraged to attend the meeting.

IF I CAN'T ATTEND THE MEETING, CAN I STILL VOTE MY SHARES?

     If you will not attend the meeting but still want your votes counted, you may sign, date and return the enclosed proxy card. This will authorize the individuals named on that card, who are officers of Contour, to cast your votes as you direct on that card.

CAN I REVOKE MY PROXY?

     You may revoke your proxy at any time before it is voted by sending written notice, to be delivered before the meeting to our transfer agent, Computershare Investor Services, 12039 West Alameda Parkway, Suite Z-2, Lakewood, Colorado 80228.

WHO IS ENTITLED TO VOTE, AND HOW MANY VOTES DO MY SHARES ENTITLE ME?

     Stockholders of record of Common Stock and Preferred Stock as of the close of business on the Record Date are entitled to one vote per share at the meeting. As of the Record Date, the Company had outstanding 13,210,935 shares of Common Stock, and 1,365,173 shares of Preferred Stock.

     A list of stockholders entitled to notice of and to vote at the meeting will be made available during regular business hours at the offices of the Company, 601 Jefferson Street, Suite 1100, Houston, Texas 77002 from the date of this proxy statement through the meeting, and will be available at the meeting, for inspection by any stockholder of record for any purpose regarding the meeting.

WHAT WILL WE VOTE ON AT THE MEETING?

     At the meeting, the holders of Common Stock and Preferred Stock, voting as a single class, will elect seven directors. Holders of Preferred Stock, voting as a separate class, will elect two additional directors. Also, the holders of Common Stock and Preferred Stock, voting as a single class, will vote on a proposal to approve our recently adopted 2001 Stock Option and Stock Award Plan (the "2001 Plan").

HOW MANY SHARES ARE NEEDED FOR A QUORUM?

     You should think of the meeting as, in effect, two meetings being held at the same place and time: a meeting of the holders of Common Stock and Preferred Stock and a meeting of the holders of Preferred Stock. A quorum must be established separately for each of those meetings. A majority of all of the outstanding shares entitled to vote at the meeting must be present in person or by proxy to establish a quorum for the meeting generally. A majority of the outstanding shares of Preferred Stock entitled to vote at the meeting must be present in person or by proxy to establish a quorum of Preferred Stockholders.

WHAT WILL HAPPEN IF NO QUORUM IS PRESENT?

     No business will be conducted until a quorum is established. If a quorum of all stockholders is established, but a quorum of Preferred Stockholders is not established, then the stockholders voting as a single class will elect seven directors and vote on approval of the 2001 Plan, but the Preferred Stockholders present will not be able to elect two additional directors. In that case, the current directors elected by the Preferred Stockholders at the last annual meeting will continue to serve in accordance with our bylaws. If a quorum of Preferred Stockholders is established but a quorum of all stockholders is not established, then the Preferred Stockholders may elect two directors and the current seven directors will continue to serve in accordance with our bylaws. In that case no action would be taken on approval of the 2001 Plan.

HOW MANY VOTES ARE NEEDED TO ELECT A DIRECTOR?

     If a quorum of all stockholders is established, the seven directors to be elected by all of the stockholders will be elected by a plurality vote. That means that the seven nominees receiving the most votes will be elected as directors, even if they receive less than a majority of the vote. Similarly, if a quorum of Preferred Stockholders is established, then the two directors for whom the largest number of shares of Preferred Stock are voted will be elected to our board of directors. Because directors will be elected by plurality, abstentions and broker non-votes will not affect the outcome of the elections.

HOW MANY VOTES ARE NEEDED TO APPROVE THE 2001 PLAN?

     In accordance with our bylaws, once a quorum is established, the vote of a majority of those present at the meeting in person or by proxy is needed to approve the 2001 Plan. Broker non-votes will not affect the outcome of this proposal, but abstentions will effectively count as a vote against the proposal.

MAY I VOTE MORE THAN ONCE FOR A SINGLE DIRECTOR NOMINEE?

     Seven directors have been nominated. You are entitled to vote your shares for each of the seven director nominees. However, you may not choose instead to vote your shares seven times for a single nominee. That is known as "cumulative voting." Cumulative voting is not allowed in the election of directors or for any other purpose. Similarly, if you are a Preferred Stockholder, you may vote for two additional director nominees, but you may not vote twice for a single nominee.

WHY MAY THE PREFERRED STOCKHOLDERS ELECT ADDITIONAL DIRECTORS WITHOUT THE VOTE OF COMMON STOCKHOLDERS?

     The provisions of our certificate of incorporation that established the Preferred Stock entitle the Preferred Stockholders to elect two additional directors when dividends on the Preferred Stock remain unpaid for six fiscal quarters or longer. Those dividends are currently unpaid for longer than six quarters.

HOW WERE THE TWO ADDITIONAL DIRECTORS TO BE ELECTED BY THE PREFERRED STOCKHOLDERS NOMINATED?

     On March 30, 2001, we sent a letter to all of our Preferred Stockholders inviting them to nominate individuals to serve as directors. For each nomination that we received by the close of business on April 16, 2001, we sent the nominee a form asking him to provide the information regarding himself that is in this proxy statement and to sign a consent to being listed as a director nominee. We have included information regarding each nominee that returned this form and consent before the close of business on April 24, 2001.

WHICH OF THE NOMINEES DOES OUR BOARD OF DIRECTORS RECOMMEND THAT I VOTE FOR?

     Our board of directors nominated the seven individuals named in this proxy statement to be elected by all stockholders -- Messrs. Conklin, Davidson, Godfrey, Lester, Park, Sanders and Woods. Our board of directors recommends that you vote for these individuals. The nominees for the directorships to be elected by Preferred Stockholders voting separately were nominated by the persons indicated in this proxy statement. We did not encourage or support any of these nominees. Our board of directors therefore does not recommend that you vote for or against any of those nominees. Nonetheless, we encourage Preferred Stockholders to vote.

HOW DOES OUR BOARD OF DIRECTORS RECOMMEND THAT I CAST MY VOTE FOR THE PROPOSAL TO APPROVE THE 2001 PLAN?

     Our board of directors recommends that you vote for the proposal to approve the 2001 Plan.

                       PROPOSAL 1: ELECTION OF DIRECTORS

NOMINEES FOR DIRECTOR TO BE VOTED ON BY ALL STOCKHOLDERS.

     The Board of Directors has nominated the following individuals for the seven directorships to be voted on by all stockholders. Contour Production Company L.L.C. ("CPC") owns shares of Common Stock and Preferred Stock representing 49.5% of Contour's voting power. CPC has informed us that it intends to vote these shares for the election of the following nominees.

     John J. Conklin, Jr., age 70, has served as a director of the Company or its predecessor since November 1993. Mr. Conklin has been a private investor since his retirement in 1989 as a senior partner of Conklin, Cahill & Co., a member firm of the New York Stock Exchange, where he was active for over 35 years. He has also served as a member of the Board of Governors of the New York Stock Exchange, the Board of Directors of the New York Futures Exchange and the National Market Advisory Board.

     Ralph P. Davidson, age 73, served as Chairman of the Board of the Company from October 1995 through February 1996 and has served as a director of the Company or its predecessor since November 1993. Mr. Davidson provides consulting services to nonprofit organizations as President of Davidson Associates. From 1980 through 1987, he was Chairman of the Board of Time, Inc., where he spent 21 years with Time Magazine in various executive capacities. Mr. Davidson is a member of the Board of Trustees of Phoenix House, the National Council for Adoption, the Emeritus Foundation and The American University in Bulgaria.

     Adam P. Godfrey, age 39, has served as a director of the Company since March 19, 1998, and, since January 1, 1998, he has been the sole shareholder and president of a corporation that serves as a manager of the limited liability company that is the general partner of Bessemer Holdings, L.P. ("Bessemer") and other affiliated investment partnerships including investment partnerships that comprise the BH Group (the "BH Group"). The BH Group owns a majority of the membership interests in CPC. Mr. Godfrey is also the sole shareholder and president of a corporation that is a general partner of Bessemer Holdings & Co. ("BHCO"), an affiliate of Bessemer. From July 1993 to December 1997, Mr. Godfrey was a principal with BHCO, and a member of the general partner of Bessemer. Mr. Godfrey is a director of several private companies.

     Rick G. Lester, age 49, will assume the position of Executive Vice President and Chief Financial Officer effective April 30, 2001. Presently, Mr. Lester serves as a director since his appointment on March 8, 2001, and as our Senior Vice President and Chief Financial Officer since his appointment to that position in October 1998. Previously, he was Vice President and Chief Financial Officer of Domain Energy Corporation ("Domain") until its merger into Lomak Petroleum to form Range Resources Corporation. Mr. Lester served in various positions with Tenneco, Inc. and its subsidiaries prior to his tenure at Domain.

     Edward Park, age 30, has served as a director of the Company since March 2000. Mr. Park is a principal at BHCO which he joined in 1994. Mr. Park is also a member of the limited liability company that is the general partner of Bessemer Holdings, L.P. ("Bessemer") and other affiliated investment partnerships, including the investment partnerships that comprise BH Group. Mr. Park is a director of several private companies.

     Kenneth R. Sanders, age 51, will assume the positions of President and Chief Executive Officer effective April 30, 2001. Presently, Mr. Sanders serves as a director since his appointment on March 8, 2001, and as our Senior Vice President -- Exploration and Production since his appointment to that position in August 1999. Before joining us, Mr. Sanders served in positions of increasing responsibility at Seagull Energy E & P, Inc. since 1991, concluding as Vice President -- Exploitation, Acquisitions & Engineering.

     Ward W. Woods, age 58, has served as a director of the Company since his election in February 1996. He is the sole stockholder and president of corporations that from 1989 to 1999 served as a managing general partner or principal manager of the general partner of Bessemer and other affiliated investment partnerships including those comprising the BH Group. A partnership affiliated with Mr. Woods is a member of the general partner of Bessemer and other affiliated partnerships including BH Group. He is also the sole stockholder and president of a corporation that until 1999 served as a managing general partner of BHCO. Mr. Woods was the President and Chief Executive Officer of Bessemer Securities, LLC ("BSLLC") and its wholly owned subsidiary Bessemer Securities Corporation ("BSC") (from 1989 to 1999). BSC is the primary limited partner of Bessemer, and BSC and BSLLC are the primary limited partners in another partnership in the BH Group. Mr. Woods serves as a manager of BSLLC and a director of BSC. He is a director of Boise Cascade Corporation and several private companies.

NOMINEES FOR DIRECTOR TO BE VOTED ON BY PREFERRED STOCKHOLDERS ONLY.

     The following individuals have been nominated to fill the two directorships to be elected by the holders of the Preferred Stock voting as a separate class. The information presented below is based on information provided by the individual nominees. You may vote for two of these nominees for each share of Preferred Stock you hold.

     Lee Balter, age 68, is the Chairman of Tallix, Inc., a fine art foundry casting sculpture in bronze, aluminum and stainless steel. He has been a director of Network Response, Inc., an e-transaction service provider, for the last eight years. During the past five years, he has been Chairman, Treasurer and Director of three not-for-profit organizations. Mr. Balter is the general partner of several real estate partnerships.

     Thomas M. Garasic, age 58, is President of T.M. Garasic Associates Inc., a commercial and institutional interiors furnishing company. He has held this position since May 1985. Mr. Garasic currently serves on the Board of Directors of the Hampton Community Library since 2000, and had previously served in such capacity, including as a founding director, for seven of its ten years of existence.

     Seth W. Hamot, age 39, has served as a director of the Company since his election in July 2000. He is the managing partner of Actionvest Partners, an investment manager for a fund which invests in defaulted securities. Mr. Hamot also is President of Roark, Reardon, Hamot, Inc., which is the general partner of Costa Brava Partners, a limited partnership which invests in the equity of small firms that are being restructured.

     Robert D. Kincaid, age 40, has served as a director of the Company since his election in July 2000. He is currently Senior Vice President of Haddington Ventures, LLC, a private equity fund manager for energy infrastructure and technology related investments, since October of 1998. From 1992 to 1997, Mr. Kincaid served as Treasurer of TPC Corporation (NYSE:TPC), which was engaged in natural gas marketing, gathering, processing and storage.

            INFORMATION CONCERNING DIRECTORS AND EXECUTIVE OFFICERS

BOARD AND COMMITTEE MEETINGS

     During 2000, our board of directors held a total of eight meetings. No director attended or participated in fewer than 75% of these meetings for which he was eligible.

COMMITTEES AND COMMITTEE MEETINGS

     The Board has standing Audit, Compensation and Nominating Committees. The following table sets forth the members of each of these committees during 2000:

           AUDIT                     NOMINATING               COMPENSATION
         COMMITTEE                   COMMITTEE                 COMMITTEE
         ---------                   ----------               ------------
Ralph P.                      Ward W.                   Ward W.
Davidson -- Chairman          Woods -- Chairman         Woods -- Chairman
John J. Conklin, Jr.          William J. Murray         John J. Conklin, Jr.
Adam P. Godfrey               Edward Park               Ralph P. Davidson
                                                        Adam P. Godfrey

     Our audit committee is charged with various duties relating to our financial reporting obligations, which include recommending the appointment of independent auditors to our board of directors, reviewing the compensation of our auditors, reviewing the scope and results of the annual audit performed by the independent auditors, assuring that proper guidelines are established for the dissemination of financial information, meeting periodically with the auditors, our board of directors and senior management to ensure the adequacy of internal controls and reporting functions and reviewing our consolidated financial statements. Our audit committee held four meetings during 2000.

     Our compensation committee has the authority and responsibility to review our compensation policies to administer and approve all elements of compensation for elected corporate officers, to consider and recommend to our board of directors succession plans for executive officers, and to grant awards to key employees under our incentive and performance plans. Our compensation committee held two meetings during 2000.

     Our nominating committee was formed in 1996 to evaluate the size and composition of our board of directors and establish guidelines for qualifications for directors to be elected by the holders of the Common Stock and the Preferred Stock voting as a class. Any recommendations for such directors by stockholders will be considered if received within 120 days prior to the anniversary date of the last annual meeting of our stockholders. Our nominating committee selects all nominees according to established guidelines. Our nominating committee met twice in 2000.

AUDIT COMMITTEE REPORT

     Our management is responsible for our internal controls and financial reporting process. The independent auditors are responsible for performing an independent audit of our financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report thereon. The responsibility of the audit committee is to review our financial reporting process on behalf of the board of directors.

     We have reviewed and discussed the company's audited financial statements as of and for the year ended December 31, 2000 with management and have discussed with Deloitte & Touche LLP, certified public accountants, the independent auditors and accountants for the company, the matters required to be discussed by Statement on Auditing Standards No. 61 "Communication with Audit Committees." Our management has represented to the audit committee that the company's financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. We have received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and have discussed with Deloitte & Touche LLP its independence in connection with its audit of the company's most recent financial statements. Based on this review and these discussions, we recommended to the board of directors that these audited financial statements be included in the company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

     Ralph P. Davidson, John J. Conklin, Jr. and Adam P. Godfrey are the members of the audit committee. Messrs. Davidson and Conklin are independent, as defined in Rule 4200(a)(14) of the National Association of Securities Dealer's listing standards. Mr. Godfrey is not independent as defined in that rule solely because he can control Contour Production Company L.L.C., which is our largest stockholder. The board of directors has, nonetheless, determined that Mr. Godfrey's membership on the audit committee serves the best interests of the company and its stockholders. The board determined that Mr. Godfrey's relationship with the company's largest stockholder does not in any way impair his independence from the company's management. To the contrary, Mr. Godfrey provides substantial, direct stockholder representation on the audit committee.

     The board of directors has not adopted a written charter for the audit committee.

     The information in the foregoing four paragraphs shall not be deemed to be soliciting material, or be filed with the Securities and Exchange Commission or subject to Regulation 14A or 14C or to liabilities of Section 18 of the Securities Act, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate these paragraphs by reference.

                                            Mr. Ralph P. Davidson
                                            Mr. John J. Conklin, Jr.
                                            Mr. Adam P. Godfrey

COMPENSATION OF DIRECTORS

     The Company's non-management directors receive $3,750 quarterly and $1,000 for each committee meeting attended.

EXECUTIVE OFFICERS

     The following are our executive officers effective April 30, 2001. All officers hold office until their successors are duly appointed and qualified.

                                                                           OFFICER OR
                                                                         DIRECTOR OF THE
NAME                                             POSITION                 COMPANY SINCE
----                                             --------                ---------------
Kenneth R. Sanders................  President and Chief Executive        August 1999
                                    Officer
Rick G. Lester....................  Executive Vice President and Chief   October 1998
                                    Financial Officer

     Mr. John F. Bookout served as our President, Chief Executive Officer and Chairman of the Board during 2000. He has resigned from the positions of President and Chief Executive Officer effective April 30, 2001. Mr. Bookout has also resigned from his position as Chairman of the Board effective May 30, 2001, and he will not continue to serve as one of our directors after that time. Mr. Sanders will assume the roles of President and

Chief Executive Officer on April 30, 2001. Our board of directors has not designated a successor to Mr. Bookout as Chairman of the Board.

COMPENSATION OF NAMED EXECUTIVE OFFICERS

     The following shows compensation paid during the last three fiscal years to our Chief Executive Officer and our other executive officers whose compensation exceeded $100,000 in 2000 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                              ANNUAL COMPENSATION(1)         LONG-TERM COMPENSATION
                                         --------------------------------    ----------------------
                                                       CASH       STOCK       OPTION                      ALL OTHER
NAME                              YEAR   SALARY($)   BONUS($)    BONUS($)    AWARDS(#)   SARS(#)(2)   COMPENSATION($)(3)
----                              ----   ---------   --------    --------    ---------   ----------   ------------------
John F. Bookout.................  2000    800,000         --          --          --           --           10,500
                                  1999    800,000    187,500(4)  190,430(4)       --           --           10,000
                                  1998    800,000         --          --          --           --           10,000
Rick G. Lester..................  2000..  182,500         --          --          --      171,000           10,500
                                  1999    175,000     75,000(4)   76,172(4)       --           --           10,000
                                  1998     43,750     50,000          --      38,100           --            2,625
Kenneth R. Sanders..............  2000    200,000         --          --          --      189,000           10,500
                                  1999     79,167     50,000(5)       --      62,500           --            2,850

---------------

(1) Perquisites and other benefits did not exceed 10% of any named officer's total annual salary and bonus and therefore are excluded.

(2) In July of 2000, we adopted a performance plan in which certain officers and employees will be entitled to receive cash bonuses dependant on the appreciation of our common stock price. In connection with the implementation of this plan, Messrs. Lester and Sanders surrendered their outstanding stock options.

(3) Amounts include matching contributions by us to the named executive officer's 401(k) account.

(4) Messrs. Bookout and Lester were awarded special bonuses on June 8, 1999 in recognition of extraordinary services performed on our behalf during 1998 and the first-half of 1999, consisting of each receiving cash and shares of Common Stock (31,250 to Mr. Bookout and 12,500 to Mr. Lester, in each case as adjusted for the 1-for-10 stock split effected July 30, 1999) under our 1997 Long-Term Incentive-Performance Plan. The closing price of the Common Stock as of close of June 7, 1999 on the NASDAQ was $6.09375 (as adjusted for the 1-for-10 stock split effected July 30, 1999).

(5) Mr. Sanders was appointed Senior Vice President -- Exploration and Production effective August 1, 1999 and received an initial bonus upon employment by the Company.

SAR GRANTS IN 2000

     In July, 2000, we adopted a performance plan in which certain officers and employees will be entitled to receive cash bonuses dependant on the appreciation of our common stock price. Because this cash bonus plan could be deemed to constitute stock appreciation rights, we've included the following table showing how much cash compensation our Named Executive Officers could receive if our stock price appreciates. In connection with the implementation of this plan, Messrs. Lester and Sanders surrendered their outstanding stock options.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                            INDIVIDUAL GRANTS                     POTENTIAL REALIZABLE
                           ---------------------------------------------------      VALUE AT ASSUMED
                            NUMBER OF      % OF TOTAL                            ANNUAL RATES OF STOCK
                            SECURITIES    OPTIONS/SARS   EXERCISE                PRICE APPRECIATION FOR
                            UNDERLYING     GRANTED TO    OR BASE                     OPTION TERM(1)
                           OPTIONS/SARS   EMPLOYEES IN    PRICE     EXPIRATION   ----------------------
NAME                         GRANTED      FISCAL YEAR     ($/SH)       DATE        5%($)       10%($)
----                       ------------   ------------   --------   ----------   ---------   ----------
Rick G. Lester...........    171,000          13.2        $1.93     12/31/2003    $61,572     $131,203
Kenneth R. Sanders.......    189,000          11.9        $1.93     12/31/2003    $68,054     $145,014

---------------

(1) Potential realizable value is based on an assumption that the stock price of the Common Stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the term. These numbers have been calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect our future stock price growth, which depends on future performance and stock market conditions.

EMPLOYMENT AGREEMENTS

     In 1999 we extended for an additional three-year term the three-year employment agreement with John F. Bookout at a base salary of $800,000. In March 2001, Mr. Bookout and we amended that employment agreement and, pursuant to that amendment, Mr. Bookout resigned as President and Chief Executive Officer effective April 30, 2001 and resigned as Chairman of the Board effective May 30, 2001. In connection with his resignation of his positions with the Company, Mr. Bookout shall receive lump sum severance compensation equal to $785,003.67.

     In March 2001, we entered into a three-year employment agreement with Kenneth R. Sanders at a base salary of $250,000 and granted Mr. Sanders options to purchase 400,000 shares of stock. In March 2001, we entered into a new three-year employment agreement with Rick G. Lester at a base salary of $190,000 and granted Mr. Lester options to purchase 300,000 shares of stock. Each of the employment agreements provides that the employee shall have received at the end of the full term of employment aggregate annual bonus awards or accrued value from the stock options of at least $400,000 in the case of Mr. Sanders, or $300,000, in the case of Mr. Lester, or else the Company shall pay in lump sum to such employee an amount equal to any deficiency (the "Adjusted Aggregate Value"). Each of the employment agreements provides for a lump-sum severance payment if we terminate the executive without cause or as otherwise permitted, as defined in the employment agreements. Mr. Lester's severance payment would be equal to a minimum of one year's salary, and in the case of termination due to a change of control, three years' salary plus the Adjusted Aggregate Value, and all unvested options accelerated to 100% vesting. Mr. Sander's severance payment would be equal to a minimum of one year's salary plus annual performance award as defined in that employment agreement, and in the case of a change of control, three year's salary plus the Adjusted Aggregate Value and all unvested options accelerated to 100% vesting. Each of the employment agreements provides for various other benefits and for indemnification of the executives under certain conditions.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Compensation Policy. Our compensation committee's goal is to maintain executive compensation at levels that are competitive with industry peers and linked to corporate performance; nevertheless it recognizes that the actual compensation in any particular year may be above or below published rates for competitors. In addition, due to the volatility of the energy industry, our compensation levels from year to year may not correlate directly with various corporate performance measures in a particular year.

     Salary Determinations. The salary for Mr. Bookout during 2000 was established in an employment agreement approved by our board of directors. The salaries for Mr. Lester and Mr. Sanders were established in their employment agreements and were approved by the compensation committee based upon the committee's review of a report on our comparative compensation prepared by an independent consulting firm.

     This report has been approved by Messrs. Ward W. Woods, Chairman, John J. Conklin, Jr., Ralph P. Davidson and Adam P. Godfrey, who constitute all of the members of the Compensation Committee.

                            STOCK PERFORMANCE CHART

     The following graph shows the performance of the cumulative total return to shareholders (stock price appreciation plus dividends) during the previous five years in comparison to returns of the Standard & Poor's 500 Composite Stock Price Index, the industry peer group used in our 2000 proxy statement and our revised industry peer group. Last year, Contour's peer group consisted of the following 14 energy industry companies: Barrett Resources (NYSE:BRR), Belco Oil & Gas (NYSE:BOG), Cabot Oil & Gas (NYSE:COG), Chesapeake Energy (NYSE:CHK), Forest Oil & Gas (NYSE:FST), HS Resources (NYSE:HSE), Houston Exploration (NYSE:THX), KCS Energy (NYSE:KCS), Louis Dreyfus (NYSE:LD), Newfield Exploration (NYSE:NFX), Patina Oil & Gas (NYSE:POG), Southwestern Energy (NYSE:SWN) and Swift Energy (NYSE:SFY). Currently, as a result of business combinations and similar transactions or events affecting members of the original peer group, the different market areas served by the original peer group, their more diverse asset portfolios and the manner in which the capital markets value their equity, we believe that the constituents of that peer group are no longer representative of Contour. Therefore, we have selected a new peer group consisting of eight companies which we believe more accurately reflect our asset base, markets, business and financial status and capital valuation. The eight companies making up the new peer group are: Abraxas Petroleum Corp. (AMEX:ABP), Carrizo Oil & Gas Inc. (NasdaqNM:CRZO), Comstock Resources Inc. (NYSE:CRK), Denbury Resources Inc. (NYSE:DNR), Edge Petroleum Corp. (NasdaqNM:EPEX), Key Production Inc. (NYSE:KP), Remington Oil & Gas Corp (NasdaqNM:ROIL), and St Mary Land & Exploration Company (NasdaqNM:MARY). This chart was prepared by using data provided by the Institutional Market Services division of Standard & Poor's, and is based on the assumptions that $100 was invested at the close of trading on the last trading day preceding the first day of 1996, and the reinvestment of any dividends.

                                    (GRAPH)

                              1996       1997       1998       1999       2000
                             -------    -------    -------    -------    -------
 S&P 500.................    122.96     163.98     210.85     255.21     231.98
 Old Peer Group..........    164.46     129.24      78.39      96.13     196.55
 New Peer Group..........    176.18     181.14      64.01      64.92     211.58
 CONC....................    185.75     166.69      45.26       3.96       9.29

                     PROPOSAL 2: APPROVAL OF THE 2001 PLAN

BACKGROUND

     On March 22, 2001, our board of directors adopted the Contour Energy Co. 2001 Stock Option and Stock Award Plan (the "2001 Plan"), which replaced our 1997 Stock Option and Stock Award Plan. As of the date of this proxy statement, options covering 760,000 shares of Common Stock had been granted and an additional 340,000 shares were available for options under the 2001 Plan. The purpose of the 2001 Plan is to provide compensation in the form of ownership of Common Stock to our key employees. The 2001 Plan is intended to advance our best interests by providing those persons who have substantial responsibility for our management and growth with additional incentives and by increasing their proprietary interest in our success, which, in turn, encourages them to remain in our employ. A copy of the 2001 Plan is attached as Appendix A to this proxy statement.

SUMMARY OF THE 2001 PLAN

     The 2001 Plan is administered by our compensation committee, which may from time to time grant stock options (either "incentive" or "non-qualified" stock options) and restricted stock awards to our key employees. The 2001 Plan provides that an aggregate of 1,100,000 shares of Common Stock shall be subject to the 2001 Plan. The shares subject to the 2001 Plan consist of authorized and unissued shares or previously issued shares that we or our subsidiaries have reacquired and hold. No member of our compensation committee is eligible to receive stock options under the 2001 Plan. No stock options or restricted stock awards may be granted under the 2001 Plan after March 21, 2008. Pursuant to the employment agreements discussed above, our compensation committee has already granted options under the 2001 Plan to Messrs. Sanders and Lester covering 400,000 shares and 300,000 shares of Common Stock, respectively. These options are for a term of seven years, vest over three years and are exercisable at $2.00 per share of Common Stock. In addition, on March 29, 2001, our compensation committee granted options under the Plan covering an additional 60,000 shares to other key employees. Such options are also for a seven year term, vest over three years and have an exercise price of $1.875 per share.

     Stock options under the 2001 Plan give the optionee the right to purchase a number of shares of Common Stock at future dates not more than seven years after the date of grant. The exercise price may be the fair market value of a share of Common Stock on the date of grant, or such other price as our compensation committee may determine, but not less than 100% of such market value. On April 24, 2001, the closing sale price of a share of Common Stock on the over-the-counter bulletin board was $2.10.

     The 2001 Plan permits an optionee to exercise an outstanding option after termination of employment (other than for death or disability) during the three months following termination. In the event of the death of an optionee while in our employ and before the date of expiration of the option, the option shall terminate on the earlier of the date of expiration and one year after the employee's death. In the event of the disability of the optionee, the option shall terminate on the earlier of the expiration of the general term of the option or the first anniversary of the termination of the employment or affiliation relationship between the optionee and us.

     Restricted stock awards under the 2001 Plan give the recipient shares of Common Stock, subject to vesting requirements and other transferability restrictions that our compensation committee determines in its sole discretion. Recipients of restricted stock awards under the 2001 Plan will be the record owner of the shares of Common Stock on the date of grant, but may forfeit their ownership of those shares if they leave our employ before vesting requirements are met.

     Our board of directors is authorized to amend or terminate the 2001 Plan. Options shall not be transferable by the optionee except by will or under the laws of descent and distribution and shall be exercisable, during his lifetime, only by him.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Incentive Stock Options. The grant of incentive stock options does not result in any income tax consequences. The exercise of an incentive stock option does not result in any income tax consequences to the optionee if the incentive stock option is exercised by the optionee during his employment with us or one of our subsidiaries, or within a specified period after termination of employment. However, the excess of the fair market value of the shares of stock as of the date of exercise over the option price is a tax preference item for purposes of determining an optionee's alternative minimum tax. An optionee who sells shares acquired pursuant to the exercise of an incentive stock option after the expiration of (i) two years from the date of grant of the incentive stock option, and (ii) one year after the transfer of the shares to him (the "Waiting Period") will generally recognize a long-term capital gain or loss on the sale.

     An optionee who disposes of his incentive stock option shares prior to the expiration of the Waiting Period (an "Early Disposition") generally will recognize ordinary income in the year of sale in an amount equal to the excess, if any, of (a) the lesser of (i) the fair market value of the shares as of the date of exercise or (ii) the amount realized on the sale, over (b) the option price. Any additional amount realized on an Early Disposition should be treated as capital gain to the optionee, short or long term, depending on the optionee's holding period for the shares. If the shares are sold for less than the option price, the optionee will not recognize any ordinary income but will recognize a capital loss, short or long term, depending on the holding period.

     We will not be entitled to a deduction as a result of the grant of an incentive stock option, the exercise of an incentive stock option, or the sale of incentive stock option shares after the Waiting Period. If an optionee disposes of his incentive stock option shares in an Early Disposition, we will be entitled to deduct the amount of ordinary income recognized by the optionee.

     Non-Qualified Stock Options. The grant of non-qualified stock options under the 2001 Plan will not result in the recognition of any taxable income by the optionee. An optionee will recognize ordinary income on the date of exercise of the non-qualified stock option equal to the difference between the fair market value of the shares acquired on such date and the exercise price. The tax basis of the shares for purposes of a subsequent sale includes the option price paid and the ordinary income reported on exercise of the option. The income reportable on exercise of the non-qualified stock option is subject to federal and state income and employment tax withholding.

     Generally, we will be entitled to a deduction in the amount reportable as income by the optionee on the exercise of a non-qualified stock option.

APPROVAL BY STOCKHOLDERS

     The grant of incentive stock options under the 2001 Plan is subject to approval of the 2001 Plan by our stockholders. Approval of the 2001 Plan will require the affirmative vote of a majority of the total votes cast on such proposal, with holders of our common stock and our Preferred Stock voting together as a single class. CPC has informed us that it intends to vote for approval of the 2001 Plan.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table shows information as of the Record Date with respect to the Company's Common Stock and its Preferred Stock beneficially owned, directly or indirectly, by each person holding five percent or more of any such class or our capital stock, of the Company's directors and director nominees, by the Named Executive Officers and by all of its directors and executive officers as a group. The information in the following table reflects our knowledge based upon filings made by such persons provided to us.

                                                          COMMON     PERCENT    PREFERRED   PERCENT
NAME OF BENEFICIAL OWNER                                   STOCK     OF CLASS     STOCK     OF CLASS
------------------------                                 ---------   --------   ---------   --------
Contour Production Company, LLC(1).....................  7,214,405    54.61%          --        --
Lloyd I Miller, III(2).................................         --       --      114,075      8.36%
Lehman Brothers Holdings Inc.(3).......................         --       --      165,000     12.09
Costa Brava Partnership II, L.P.(4)....................         --       --       98,675      7.23
Lee Balter.............................................                           39,500      2.89
John F. Bookout........................................    274,048     2.07           --        --
John J. Conklin, Jr. ..................................      9,104        *           --        --
Ralph P. Davidson(5)...................................      9,725        *           --        --
Thomas M. Garasic......................................         48        *          101         *
Adam P. Godfrey(6).....................................         --       --           --        --
Seth W. Hamot(7).......................................         --        *      102,175      7.48
Robert D. Kincaid(8)...................................                           10,100         *
Rick G. Lester.........................................         --       --           --        --
William J. Murray(9)...................................      8,181        *        2,000         *
Edward Park(6).........................................         --       --           --        --
Kenneth R. Sanders.....................................     14,000        *           --        --
Ward W. Woods(6).......................................         --       --           --        --
All current directors and executive officers as a group
  (11 persons).........................................    315,058     2.38%     114,275      8.37%

---------------

 *  Less than 1%

(1) Contour Production Company LLC ("CPC") is located at 630 Fifth Avenue, 39th Floor, New York, New York 10111. Bessemer Holdings, L.P. ("Bessemer") owns a majority of the membership interests in CPC. Based on a Statement on
    Schedule 13-D filed with the SEC, CPC and Bessemer are each deemed to beneficially own the shares of common stock held of record by CPC.

(2) Lloyd I. Miller, III's address is 4550 Gordon Drive, Naples, Florida 34102. Based on Schedule 13G filed with the SEC, Mr. Miller holds sole voting and dispositive power on 65,500 shares of preferred stock through individual ownership and as manager of a limited liability company that is general partner to certain limited partnerships. Mr. Miller holds shared voting and dispositive power on 48,575 shares of preferred stock as an advisor to the trustee of certain family trusts.

(3) Lehman Brothers Holdings Inc.'s address is 3 World Financial Center, New York, New York 10285. All indicated shares of the preferred stock are held of record by Lehman Brothers Inc., a wholly-owned subsidiary of Lehman Brothers Holdings, Inc.

(4) Costa Brava Partnership II LP's ("CBPII") address is 121-B Tremont Street, Brighton, Massachusetts 02135. The general partner of CBPII is Roark, Reardon & Hamot Inc., whose president is Seth W. Hamot.

(5) Excludes 12,225 shares of Common Stock held by Mr. Davidson's wife as to which Mr. Davidson has disclaimed beneficial ownership.

(6) Excludes 7,214,405 shares of Common Stock held by CPC, in which Messrs. Godfrey, Park and Woods have an indirect interest, and as to which each of Messrs. Godfrey, Park and Woods have disclaimed beneficial ownership.

(7) Includes 3,500 shares of preferred stock held directly by Mr. Hamot and 98,675 held by CBPII, a limited partnership. Mr. Hamot is president of Roark, Reardon & Hamot Inc., the general partner of CBPII.

(8) Includes 7,100 shares held in custodial accounts for his children to which Mr. Kincaid has both voting and dispositive power, and 3,000 shares held in an account for which Mr. Kincaid has dispositive power only.

(9) Includes 2,000 shares of Preferred Stock held in Mr. Murray's defined benefit pension plan.

                           RELATED PARTY TRANSACTION

     We have entered into an agreement with BHCO, an affiliate of Bessemer, pursuant to which BHCO provides us with financial advisory services. For its services under this agreement, we paid BHCO an advisory fee of $500,000 in December 2000. In addition, we reimburse BHCO expenses it incurs in rendering advisory services. We have also agreed to indemnify BHCO and its affiliates against certain liabilities under this agreement.

          SECTION 16(A) BENEFICIAL OWNERSHIP AND REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission reports of ownership and changes in ownership of our common stock and other equity securities. Based on a review of reports and information provided to us by our officers, directors and greater-than-10% stockholders, we believe all reports required to be filed in 2000 were timely filed.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Deloitte & Touche LLP ("D&T") is engaged as our independent public accountants to audit our financial statements. D&T has audited our financial statements since fiscal 1995. Stockholder ratification of the appointment of auditors is not required. D&T will be represented at the meeting, and will have the opportunity to make statements, and will be available to respond to appropriate questions.

AUDIT FEES

     The aggregate fees billed for professional services rendered for the audit of our annual financial statements, and for the reviews of the financial statements included in our Forms 10-Q, for the 2000 fiscal year were $301,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     There were no fees billed for professional services described in paragraph
(c)(4)(ii) of Rule 2-01 of Regulation S-X rendered by our principal accountants for the fiscal year 2000.

ALL OTHER FEES

     The aggregate fees billed for services rendered by D&T, other than for services otherwise covered under the subheadings "Audit Fees" and "Financial Information Systems Design and Implementation Fees" above, for fiscal year 2000 were $41,000.

COMPATIBILITY OF FEES WITH INDEPENDENT ACCOUNTANT'S INDEPENDENCE

     The Audit Committee has considered whether the provision of services covered under the subheadings "Financial Information Systems Design and Implementation Fees" and "All Other Fees" above is compatible with maintaining D&T's independence.

                                NO OTHER MATTERS

     We know of no business other than the matters discussed in this proxy statement that properly may be, or is likely to be, brought before the meeting.

                                                 Kenneth R. Sanders
                                                   President and
                                              Chief Executive Officer

Houston, Texas
April 30, 2001

                                                                      APPENDIX A

                               CONTOUR ENERGY CO.

                     2001 STOCK OPTION AND STOCK AWARD PLAN

                               CONTOUR ENERGY CO.

                     2001 STOCK OPTION AND STOCK AWARD PLAN

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
ARTICLE I -- PLAN...........................................   1
  1.1   Purpose.............................................   1
  1.2   Term of Plan........................................   1
ARTICLE II -- DEFINITIONS...................................   1
  2.1   Affiliate...........................................   1
  2.2   Award...............................................   1
  2.3   Board...............................................   1
  2.4   Change of Control...................................   1
  2.5   Code................................................   1
  2.6   Committee...........................................   1
  2.7   Company.............................................   2
  2.8   Disability..........................................   2
  2.9   Employee............................................   2
  2.10  Exchange Act........................................   2
  2.11  Fair Market Value...................................   2
  2.12  Holder..............................................   2
  2.13  Incentive Option....................................   2
  2.14  Mature Shares.......................................   2
  2.15  Nonqualified Option.................................   2
  2.16  Option..............................................   2
  2.17  Option Agreement....................................   2
  2.18  Plan................................................   2
  2.19  Restricted Stock....................................   2
  2.20  Restricted Stock Agreement..........................   2
  2.21  Restricted Stock Award..............................   2
  2.22  Retirement..........................................   2
  2.23  Stock...............................................   2
  2.24  Ten Percent Stockholder.............................   3
ARTICLE III -- ELIGIBILITY..................................   3
ARTICLE IV -- GENERAL PROVISIONS RELATING TO AWARDS.........   3
  4.1   Authority to Grant Awards...........................   3
  4.2   Dedicated Shares; Maximum Awards....................   3
  4.3   Non-Transferability.................................   3
  4.4   Requirements of Law.................................   3
  4.5   Recapitalization or Reorganization of the Company...   4
  4.6   Election Under Section 83(b) of the Code............   5
ARTICLE V -- OPTIONS........................................   6
  5.1   Type of Option......................................   6
  5.2   Exercise Price......................................   6
  5.3   Duration of Options.................................   6
  5.4   Amount Exercisable..................................   7
  5.5   Exercise of Options.................................   7
  5.6   Substitution Options................................   8
  5.7   No Rights as Stockholder............................   8

                                                              PAGE
                                                              ----
ARTICLE VI -- RESTRICTED STOCK AWARDS.......................   8
  6.1   Restricted Stock Awards.............................   8
  6.2   Holder's Rights as Stockholder......................   8
ARTICLE VII -- ADMINISTRATION...............................   8
ARTICLE VIII -- AMENDMENT OR TERMINATION OF PLAN............   9
ARTICLE IX -- MISCELLANEOUS.................................   9
  9.1   No Establishment of a Trust Fund....................   9
  9.2   No Employment or Affiliation Obligation.............   9
  9.3   Forfeiture..........................................   9
  9.4   Tax Withholding.....................................  10
  9.5   Written Agreement...................................  10
  9.6   Indemnification of the Committee....................  10
  9.7   Gender..............................................  11
  9.8   Headings............................................  11
  9.9   Other Compensation Plans............................  11
  9.10  Other Options or Awards.............................  11
  9.11  Governing Law.......................................  11

                                   ARTICLE I

                                      PLAN

     1.1 Purpose. The Plan is intended to advance the best interests of the Company and its stockholders by providing those persons who have substantial responsibility for the management and growth of the Company and its Affiliates with additional incentives and an opportunity to obtain or increase their proprietary interest in the Company, thereby encouraging them to continue in their employment or affiliation with the Company or any of its Affiliates.

     1.2 Term of Plan. The Plan is effective on March 22, 2001, if within one year of that date it shall have been approved by the vote of the stockholders of the Company, voting in accordance with the provisions of the Company's corporate charter and by-laws and applicable state law. No Award shall be granted under the Plan after March 21, 2008. The Plan shall remain in effect until all Awards under the Plan have been satisfied or expired.

                                   ARTICLE II

                                  DEFINITIONS

     The words and phrases defined in this Article shall have the meaning set out in these definitions throughout the Plan, unless the context in which any such word or phrase appears reasonably requires a broader, narrower or different meaning.

     2.1 "Affiliate" means any parent corporation and any subsidiary corporation. The term "parent corporation" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the action or transaction, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain. The term "subsidiary corporation" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the action or transaction, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

     2.2 "Award" means any Incentive Option, Nonqualified Option or Restricted Stock Award granted under the Plan.

     2.3  "Board" means the board of directors of the Company.

     2.4 "Change of Control" means if (i) the Company is merged or consolidated with another corporation and as a result of such merger or consolidation less than 50% of the outstanding voting securities of the surviving or resulting corporation are owned in the aggregate by the former shareholders of the Company; (ii) the Company sells all or substantially all of its assets to another corporation, which is not a wholly-owned subsidiary of the Company;
(iii) any person or group within the meaning of the Exchange Act acquires (together with voting securities of the Company held by such person or group) 30% or more of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record) pursuant to any transaction or combination of transactions; (iv) there is a change of control of the Company of a nature that would be required to be reported in response to Item 6(e) of
Schedule 14A of Regulation 14A promulgated under the Exchange Act, whether or not the Company is then subject to such reporting requirements; or (v) the individuals who, at the beginning of any period of twelve consecutive months, constituted the Board of Directors cease, for any reason, to constitute at least a majority thereof, unless the nomination for election or election by the Company's shareholders of each new director of the Company was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved.

     2.5  "Code" means the Internal Revenue Code of 1986, as amended.

     2.6 "Committee" means a committee of at least two persons appointed by the Board.

     2.7  "Company" means Contour Energy Co., a Delaware corporation.

     2.8 "Disability" means a medically determinable mental or physical impairment which, in the opinion of a physician selected by the Committee, shall prevent the Holder from engaging in any substantial gainful activity and which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months and which: (a) was not contracted, suffered or incurred while the Holder was engaged in, or did not result from having engaged in, a felonious criminal enterprise; (b) did not result from alcoholism or addiction to narcotics; (c) did not result from an injury incurred while a member of the Armed Forces of the United States for which the Holder receives a military pension; and (d) did not result from an intentionally self-inflicted injury. Notwithstanding the foregoing, the Committee may provide for a different definition of "Disability" in a Holder's Restricted Stock Agreement or Option Agreement relating to a Nonqualified Option.

     2.9 "Employee" means a person employed by the Company or any Affiliate as a common law employee.

     2.10  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     2.11 "Fair Market Value" of the Stock as of any date means (a) the average of the high and low sale prices of the Stock on that date on the principal securities exchange on which the Stock is listed; or (b) if the Stock is not listed on a securities exchange, the average of the high and low sale prices of the Stock on that date as reported on the NASDAQ National Market System; or (c) if the Stock is not listed on a securities exchange or the NASDAQ National Market System, the average of the best ask and best bid quotations for the Stock on that date as reported by The Nasdaq Stock Market, Inc. on the OTC Bulletin Board; or (d) if none of the foregoing is applicable, an amount at the election of the Committee equal to (x) the average between the closing bid and ask prices per share of stock on the last preceding date on which those prices were reported, or (y) that amount as determined by the Committee.

     2.12 "Holder" means a person who has been granted an Award or any person who is entitled to payment under an Award in accordance with the terms of the Plan.

     2.13 "Incentive Option" means an Option granted under the Plan which is designated as an "Incentive Option" and satisfies the requirements of section 422 of the Code.

     2.14 "Mature Shares" means shares of Stock that the Holder has held for at least six months.

     2.15 "Nonqualified Option" means an Option granted under the Plan other than an Incentive Option.

     2.16 "Option" means either an Incentive Option or a Nonqualified Option granted under the Plan to purchase shares of Stock.

     2.17 "Option Agreement" means the written agreement which sets out the terms of an Option.

     2.18 "Plan" means the Contour Energy Co. 2001 Stock Option and Stock Award Plan, as set forth in this document and as it may be amended from time to time.

     2.19 "Restricted Stock" means stock awarded or purchased under the Plan pursuant to a Restricted Stock Agreement.

     2.20 "Restricted Stock Agreement" means the written agreement which sets out the terms of a Restricted Stock Award.

     2.21  "Restricted Stock Award" means an Award of Restricted Stock.

     2.22 "Retirement" means the termination of an Employee's employment relationship with the Company and all Affiliates after attaining the age of 65.

     2.23 "Stock" means the common stock of the Company, $.10 par value per share, or, in the event that the outstanding shares of common stock are later changed into or exchanged for a different class of stock or securities of the Company or another corporation, that other stock or security.

     2.24 "Ten Percent Stockholder" means an individual who, at the time the Option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock or series of the Company or of any Affiliate. An individual shall be considered as owning the stock owned, directly or indirectly, by or for his brothers and sisters (whether by the whole or half blood), spouse, ancestors and lineal descendants; and stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust, shall be considered as being owned proportionately by or for its stockholders, partners or beneficiaries.

                                  ARTICLE III

                                  ELIGIBILITY

     The individuals who shall be eligible to receive Incentive Options shall be those key Employees of the Company or any of its Affiliates as the Committee shall determine from time to time. The individuals who shall be eligible to receive Awards other than Incentive Options shall be those persons, including Employees, consultants, advisors and directors, who have substantial responsibility for the management and growth of the Company or any of its Affiliates as the Committee shall determine from time to time.

                                   ARTICLE IV

                     GENERAL PROVISIONS RELATING TO AWARDS

     4.1 Authority to Grant Awards. The Committee may grant Awards to those key Employees of the Company or any of its Affiliates and other eligible persons as it shall from time to time determine, under the terms and conditions of the Plan. Subject only to any applicable limitations set out in the Plan, the number of shares of Stock to be covered by any Award to be granted to any person shall be as determined by the Committee.

     4.2 Dedicated Shares; Maximum Awards. The maximum number of shares of Stock with respect to which Awards may be granted under the Plan is 1,100,000. Such shares of Stock may be treasury shares or authorized but unissued shares. The maximum number of shares of Stock with respect to which Options may be granted under the Plan is 1,100,000 shares. The maximum number of shares of Stock with respect to which Restricted Stock Awards may be granted under the Plan is 500,000 shares. The maximum number of shares with respect to which Options may be granted to any person under the Plan during any calendar year is 500,000 shares. If a Holder's Option is cancelled, the cancelled Option continues to be counted against the maximum number of shares of Stock for which Options may be granted to the Holder under the Plan. The number of shares stated in this Section 4.2 shall be subject to adjustment in accordance with the provisions of Section 4.5. If any outstanding Award expires or terminates for any reason or any Award is surrendered, the shares of Stock allocable to the unexercised portion of that Award may again be subject to an Award under the Plan.

     4.3 Non-Transferability. Incentive Options shall not be transferable by the Employee other than by will or under the laws of descent and distribution, and shall be exercisable, during the Employee's lifetime, only by him. Except as specified in the applicable Award agreements or in domestic relations court orders, Awards other than Incentive Options shall not be transferable by the Holder other than by will or under the laws of descent and distribution, and shall be exercisable, during the Holder's lifetime, only by him. In the discretion of the Committee, any attempt to transfer an Award other than under the terms of the Plan and the applicable Award agreement may terminate the Award.

     4.4 Requirements of Law. The Company shall not be required to sell or issue any Stock under any Award if issuing that Stock would constitute or result in a violation by the Holder or the Company of any provision of any law, statute or regulation of any governmental authority. Specifically, in connection with any applicable statute or regulation relating to the registration of securities, upon exercise of any Option or pursuant to any other Award, the Company shall not be required to issue any Stock unless the Committee has received evidence satisfactory to it to the effect that the Holder of that Award will not transfer the Stock except in accordance with applicable law, including receipt of an opinion of counsel satisfactory to the

Company to the effect that any proposed transfer complies with applicable law. The determination by the Committee on this matter shall be final, binding and conclusive. The Company may, but shall in no event be obligated to, register any Stock covered by the Plan pursuant to applicable securities laws of any country or any political subdivision. In the event the Stock issuable on exercise of an Option or pursuant to any other Award is not registered, the Company may imprint on the certificate evidencing the Stock any legend that counsel for the Company considers necessary or advisable to comply with applicable law. The Company shall not be obligated to take any other affirmative action in order to cause the exercise of an Option or vesting under an Award, or the issuance of shares pursuant thereto, to comply with any law or regulation of any governmental authority.

     4.5 Changes in the Company's Capital Structure. (a) The existence of outstanding Awards shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Stock or its rights, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its assets or business or any other corporate act or proceeding, whether of a similar character or otherwise.

     (b) If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of Stock outstanding, without receiving compensation for it in money, services or property, then (i) the number, class or series and per share price of shares of Stock subject to outstanding Options under this Plan shall be appropriately adjusted in such a manner as to entitle a Holder to receive upon exercise of an Option, for the same aggregate cash consideration, the equivalent total number and class or series of shares he would have received had he exercised his Option in full immediately prior to the event requiring the adjustment, and (ii) the number and class or series of shares of Stock then reserved to be issued under the Plan shall be adjusted by substituting for the total number and class or series of shares of Stock then reserved, that number and class or series of shares of Stock that would have been received by the owner of an equal number of outstanding shares of each class or series of Stock as the result of the event requiring the adjustment.

     (c) If while unexercised Options remain outstanding under the Plan (i) the Company shall not be the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity other than an entity that was wholly-owned by the Company immediately prior to such merger, consolidation or other reorganization), (ii) the Company sells, leases or exchanges or agrees to sell, lease or exchange all or substantially all of its assets to any other person or entity (other than an entity wholly-owned by the Company), (iii) the Company is to be dissolved or (iv) the Company is a party to any other corporate transaction (as defined under section 424(a) of the Code and applicable Department of Treasury Regulations) that is not described in clauses
(i), (ii) or (iii) of this sentence (each such event is referred to herein as a "Corporate Change"), then, except as otherwise provided in an Option Agreement,
Section 5.4 or as a result of the Board's effectuation of one or more of the alternatives described below, there shall be no acceleration of the time at which any Option then outstanding may be exercised, and no later than ten days after the approval by the stockholders of the Company of such Corporate Change, the Board, acting in its sole and absolute discretion without the consent or approval of any Holder, shall act to effect one or more of the following alternatives, which may vary among individual Holders and which may vary among Options held by any individual Holder:

          (A) accelerate the time at which some or all of the Options then outstanding may be exercised so that such Options may be exercised in full for a limited period of time on or before a specified date (before or after such Corporate Change) fixed by the Board, after which specified date all such Options that remain unexercised and all rights of Holders thereunder shall terminate;

          (B) require the mandatory surrender to the Company by all or selected Holders of some or all of the then outstanding Options held by such Holders (irrespective of whether such Options are then exercisable under the provisions of this Plan or the Option Agreements evidencing such Options) as of a date, before or after such Corporate Change, specified by the Board, in which event the Board shall thereupon cancel such Options and the Company shall pay to each such Holder an amount of cash per share equal to the excess, if any, of the per share price offered to stockholders of the Company in connection with such Corporate Change over the exercise prices under such Options for such shares;

          (C) with respect to all or selected Holders, have some or all of their then outstanding Options (whether vested or unvested) assumed or have a new Option substituted for some or all of their then outstanding Options (whether vested or unvested) by an entity which is a party to the transaction resulting in such Corporate Change and which is then employing him, or a parent or subsidiary of such entity, provided that (1) such assumption or substitution is on a basis where the excess of the aggregate fair market value of the shares subject to the Option immediately after the assumption or substitution over the aggregate exercise price of such shares is equal to the excess of the aggregate fair market value of all shares subject to the Option immediately before such assumption or substitution over the aggregate exercise price of such shares, and (2) the assumed rights under such existing Option or the substituted rights under such new Option as the case may be will have the same terms and conditions as the rights under the existing Option assumed or substituted for, as the case may be;

          (D) provide that the number and class or series of shares of Stock covered by an Option (whether vested or unvested) theretofore granted shall be adjusted so that such Option when exercised shall thereafter cover the number and class or series of shares of stock or other securities or property (including, without limitation, cash) to which the Holder would have been entitled pursuant to the terms of the agreement or plan relating to such Corporate Change if, immediately prior to such Corporate Change, the Holder had been the holder of record of the number of shares of Stock then covered by such Option; or

          (E) make such adjustments to Options then outstanding as the Board deems appropriate to reflect such Corporate Change (provided, however, that the Board may determine in its sole and absolute discretion that no such adjustment is necessary).

     In effecting one or more of alternatives (C), (D) or (E) above, and except as otherwise may be provided in an Option Agreement, the Board, in its sole and absolute discretion and without the consent or approval of any Holder, may accelerate the time at which some or all Options then outstanding may be exercised.

     (d) In the event of changes in the outstanding Stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of the grant of any Option and not otherwise provided for by this Section 4.5, any outstanding Options and any agreements evidencing such Options shall be subject to adjustment by the Board in its sole and absolute discretion as to the number and price of shares of stock or other consideration subject to such Options. In the event of any such change in the outstanding Stock, the aggregate number of shares available under this Plan may be appropriately adjusted by the Board, whose determination shall be conclusive.

     (e) After a merger of one or more corporations into the Company or after a consolidation of the Company and one or more corporations in which the Company shall be the surviving corporation, each Holder shall be entitled to have his Restricted Stock appropriately adjusted based on the manner the Stock was adjusted under the terms of the agreement of merger or consolidation.

     (f) The issue by the Company of shares of stock of any class or series, or securities convertible into shares of stock of any class or series, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe for them, or upon conversion of shares or obligations of the Company convertible into shares or other securities, shall not affect, and no adjustment by reason of such issuance shall be made with respect to, the number, class or series, or price of shares of Stock then subject to outstanding Options or Restricted Stock Awards.

     4.6 Election Under Section 83(b) of the Code. No Holder shall exercise the election permitted under section 83(b) of the Code with respect to any Award without the written approval of the Chief Financial Officer of the Company. Any Holder who makes an election under section 83(b) of the Code with respect to any Award without the written approval of the Chief Financial Officer of the Company may, in the discretion of the Committee, forfeit any or all Awards granted to him under the Plan.

                                   ARTICLE V

                                    OPTIONS

     5.1 Type of Option. The Committee shall specify in an Option Agreement whether a given Option is an Incentive Option or a Nonqualified Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value (determined as of the time an Incentive Option is granted) of the Stock with respect to which incentive stock options first become exercisable by an Employee during any calendar year (under the Plan and any other incentive stock option plan(s) of the Company or any Affiliate) exceeds $100,000, the Incentive Option shall be treated as a Nonqualified Option. In making this determination, incentive stock options shall be taken into account in the order in which they were granted.

     5.2 Exercise Price. The price at which Stock may be purchased under an Incentive Option shall not be less than 100% of the Fair Market Value of the shares of Stock on the date the Option is granted. In the case of any Ten Percent Stockholder, the price at which shares of Stock may be purchased under an Incentive Option shall not be less than 110% of the Fair Market Value of the Stock on the date the Incentive Option is granted. The price at which Stock may be purchased under a Nonqualified Option shall be such price that the Committee, in its discretion, shall determine.

     5.3 Duration of Options. An Option shall not be exercisable after the earlier of (i) the term of the Option specified in the Option Agreement (which shall not exceed five years from the date the Option is granted in the case of an Incentive Option granted to a Ten Percent Stockholder, or seven years from the date the Option is granted in the case of any other Option), or (ii) the period of time specified herein that follows the Holder's Retirement, Disability, death or other severance of the employment or affiliation relationship between the Holder and the Company and all Affiliates. Unless the Holder's Option Agreement specifies otherwise, an Option shall not continue to vest after the severance of the employment or affiliation relationship between the Company and all Affiliates.

          (a) General Term of Option. Unless the Option Agreement specifies a shorter term, an Option shall expire on the seventh anniversary of the date the Option is granted. Notwithstanding the foregoing, unless the Option Agreement specifies a shorter term, in the case of an Incentive Option granted to a Ten Percent Stockholder, the Option shall expire on the fifth anniversary of the date the Option is granted.

          (b) Early Termination of Option Due to Severance of Employment or Affiliation Relationship (Other Than for Death, Disability or
     Retirement). Except as may be otherwise expressly provided in an Option Agreement, an Option shall terminate on the earlier of the date of the expiration of the general term of the Option or one day less than three months after the date of the termination of the employment or affiliation relationship between the Holder and the Company and all Affiliates for any reason other than the death, Disability or Retirement of the Holder, during which period the Holder shall be entitled to exercise the Option in respect of the number of shares that the Holder would have been entitled to purchase had the Holder exercised the Option on the date of such termination of employment or affiliation. Whether authorized leave of absence, or absence on military or government service, shall constitute a termination of the employment or affiliation relationship between the Holder and the Company and all Affiliates shall be determined by the Committee at the time thereof.

          (c) Early Termination of Option Due to Death. Unless the Option Agreement specifies otherwise, in the event of the severance of the employment or affiliation relationship between the Holder and the Company and all Affiliates due to death before the date of expiration of the general term of the Option, the Holder's Option shall terminate on the earlier of the date of expiration of the general term of the Option or the first anniversary of the Holder's death.

          (d) Early Termination of Option Due to Disability. Unless the Option Agreement specifies otherwise, in the event of the severance of the employment or affiliation relationship between the Holder and the Company and all Affiliates due to Disability before the date of the expiration of the general term of the Option, the Option shall terminate on the earlier of the expiration of the general term of the Option or the first anniversary of the termination of the employment or affiliation relationship between the Holder and the Company and all Affiliates terminates due to Disability.

          (e) Early Termination of Option Due to Retirement. Unless the Option Agreement specifies otherwise, if the Holder is an Employee and the employment relationship between the Holder and the Company and all Affiliates terminates by reason of Retirement, the Holder's Option shall terminate on the earlier of the expiration of the general term of the Option or one day less than three months after the date of the Holder's termination of employment due to Retirement.

     After the death of the Holder, the Holder's executors, administrators or any person or persons to whom the Holder's Option may be transferred by will or by the laws of descent and distribution, shall have the right, at any time prior to the termination of the Option to exercise the Option, in respect to the number of shares that the Holder would have been entitled to exercise if the Holder exercised the Option prior to his death.

     5.4 Amount Exercisable. Each Option may be exercised at the time, in the manner and subject to the conditions the Committee specifies in the Option Agreement in its sole discretion. Notwithstanding any other provision of the Plan or an Option Agreement, an Option will be exercisable in full upon the occurrence of a Change of Control.

     5.5 Exercise of Options. Each Option shall be exercised by the delivery of written notice to the Committee setting forth the number of shares of Stock with respect to which the Option is to be exercised, together with: (a) cash, certified check, bank draft or postal or express money order payable to the order of the Company for an amount equal to the exercise price under the Option,
(b) Mature Shares with a Fair Market Value on the date of exercise equal to the exercise price under the Option, (c) an election to make a cashless exercise through a registered broker-dealer (if approved in advance by the Committee) or
(d) except as specified below, any other form of payment which is acceptable to the Committee, and specifying the address to which the certificates for the shares are to be mailed. As promptly as practicable after receipt of written notification and payment, the Company shall deliver to the Holder certificates for the number of shares with respect to which the Option has been exercised, issued in the Holder's name. If Mature Shares are used for payment by the Holder, the aggregate Fair Market Value of the shares of Stock tendered must be equal to or less than the aggregate exercise price of the shares being purchased upon exercise of the Option, and any difference must be paid by cash, certified check, bank draft or postal or express money order payable to the order of the Company. Delivery of the shares shall be deemed effected for all purposes when a stock transfer agent of the Company shall have deposited the certificates in the United States mail, addressed to the Holder, at the address specified by the Holder.

     Whenever an Option is exercised by exchanging Mature Shares owned by the Holder, the Holder shall deliver to the Company certificates registered in the name of the Holder representing a number of shares of Stock legally and beneficially owned by the Holder, free of all liens, claims and encumbrances of every kind, accompanied by stock powers duly endorsed in blank by the record holder of the shares represented by the certificates (with signature guaranteed by a commercial bank or trust company or by a brokerage firm having a membership on a registered national stock exchange). The delivery of certificates upon the exercise of Options is subject to the condition that the person exercising the Option provide the Company with the information the Company might reasonably request pertaining to exercise, sale or other disposition.

     The Committee may permit a Holder to elect to pay the exercise price upon exercise of an Option by authorizing a third-party broker to sell all or a portion of the shares of Stock acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the exercise price and any applicable tax withholding resulting from such exercise.

     The Committee shall not permit a Holder to pay his exercise price upon the exercise of an Option by having the Company reduce the number of shares of Stock that will be delivered to the Holder pursuant to the exercise of the Option. In addition, the Committee shall not permit a Holder to pay his exercise price upon the exercise of an Option by using shares of Stock other than Mature Shares.

     An Option may not be exercised for a fraction of a share of Stock.

     5.6 Substitution Options. Options may be granted under the Plan from time to time in substitution for stock options held by employees of other corporations who are about to become employees of or affiliated with the Company or any Affiliate as the result of a merger or consolidation of the employing corporation with the Company or any Affiliate, or the acquisition by the Company or any Affiliate of the assets of the employing corporation, or the acquisition by the Company or any Affiliate of stock of the employing corporation as the result of which it becomes an Affiliate of the Company. The terms and conditions of the substitute Options granted may vary from the terms and conditions set out in the Plan to the extent the Committee, at the time of grant, may deem appropriate to conform, in whole or in part, to the provisions of the stock options in substitution for which they are granted.

     5.7 No Rights as Stockholder. No Holder shall have any rights as a stockholder with respect to Stock covered by his Option until the date a stock certificate is issued for the Stock.

                                   ARTICLE VI

                            RESTRICTED STOCK AWARDS

     6.1 Restricted Stock Awards. The Committee may make Awards of Restricted Stock to eligible persons selected by it. The amount of, the vesting and the transferability restrictions applicable to, any Restricted Stock Award shall be determined by the Committee in its sole discretion. If the Committee imposes vesting or transferability restrictions on a Holder's rights with respect to shares of Restricted Stock, the Committee may issue such instructions to the Company's stock transfer agent in connection therewith as it deems appropriate. The Committee may also cause the certificate for shares issued pursuant to a Restricted Stock Award to be imprinted with any legend which counsel for the Company considers advisable with respect to the restrictions.

     Each Restricted Stock Award shall be evidenced by a Restricted Stock Award Agreement that contains any vesting, transferability restrictions and other provisions not inconsistent with the Plan as the Committee may specify.

     6.2 Holder's Rights as Stockholder. Subject to the terms and conditions of the Plan, each Holder receiving a certificate for Restricted Stock shall have all the rights of a stockholder with respect to the shares of Stock included in the Stock Award during any period in which such shares are subject to forfeiture and restrictions on transfer, including without limitation, the right to vote such shares, if unrestricted shares of the same class have the right to vote. Dividends paid with respect to shares of Restricted Stock in cash or property other than stock in the Company or rights to acquire stock in the Company shall be paid to the Holder currently. Dividends paid in stock in the Company or rights to acquire stock in the Company shall be added to and become a part of the Restricted Stock.

                                  ARTICLE VII

                                 ADMINISTRATION

     The Plan shall be administered by the Committee. All questions of interpretation and application of the Plan and Awards shall be subject to the determination of the Committee. A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by a majority of the members shall be as effective as if it had been made by a majority vote at a meeting properly called and held. The Plan shall be administered in such a manner as to permit the Options which are designated to be Incentive Options to qualify as Incentive Options. In carrying out its authority under the Plan, the Committee shall have full and final authority and discretion, including but not limited to the following rights, powers and authorities, to:

          (a) determine the persons to whom and the time or times at which Awards will be made;

          (b) determine the number of shares and the exercise price of Stock covered in each Award, subject to the terms of the Plan;

          (c) determine the terms, provisions and conditions of each Award, which need not be identical;

          (d) accelerate the time at which any outstanding Option may be exercised, or Restricted Stock Award will vest;

          (e) define the effect, if any, on an Award of the death, disability, retirement or termination of employment or affiliation relationship between the Holder and the Company and Affiliates;

          (f) prescribe, amend and rescind rules and regulations relating to administration of the Plan; and

          (g) make all other determinations and take all other actions deemed necessary, appropriate or advisable for the proper administration of the Plan.

The actions of the Committee in exercising all of the rights, powers, and authorities set out in this Article and all other Articles of the Plan, when performed in good faith and in its sole judgment, shall be final, conclusive and binding on all parties.

                                  ARTICLE VIII

                        AMENDMENT OR TERMINATION OF PLAN

     The Board may amend, terminate or suspend the Plan at any time, in its sole and absolute discretion; provided, however, that to the extent required to maintain the status of any Incentive Option under the Code, no amendment that would change the aggregate number of shares of Stock which may be issued under Incentive Options, or change the class of Employees eligible to receive Incentive Options shall be made without the approval of the Company's stockholders. Subject to the preceding sentence, the Board shall have the power to make any changes in the Plan and in the regulations and administrative provisions under it or in any outstanding Incentive Option as in the opinion of counsel for the Company may be necessary or appropriate from time to time to enable any Incentive Option granted under the Plan to continue to qualify as an incentive stock option or such other stock option as may be defined under the Code so as to receive preferential federal income tax treatment.

                                   ARTICLE IX

                                 MISCELLANEOUS

     9.1 No Establishment of a Trust Fund. No property shall be set aside nor shall a trust fund of any kind be established to secure the rights of any Holder under the Plan. All Holders shall at all times rely solely upon the general credit of the Company for the payment of any benefit which becomes payable under the Plan.

     9.2 No Employment or Affiliation Obligation. The granting of any Option or Award shall not constitute an employment contract, express or implied, nor impose upon the Company or any Affiliate any obligation to employ or continue to employ, or utilize the services of, any Holder. The right of the Company or any Affiliate to terminate the employment of any person shall not be diminished or affected by reason of the fact that an Option or Award has been granted to him.

     9.3 Forfeiture. Notwithstanding any other provisions of the Plan, if the Committee finds by a majority vote after full consideration of the facts that the Holder, before or after termination of his employment or affiliation relationship with the Company or an Affiliate for any reason committed or engaged in willful misconduct, gross negligence, a breach of fiduciary duty, fraud, embezzlement, theft, a felony, a crime involving moral turpitude or proven dishonesty in the course of his employment by the Company or an Affiliate, which conduct damaged the Company or Affiliate, the Holder shall forfeit all outstanding Options and all outstanding Awards, and all exercised Options if the Company has not yet delivered a stock certificate to the Holder with respect thereto.

     The decision of the Committee as to the cause of the Holder's discharge, the damage done to the Company or an Affiliate shall be final. No decision of the Committee, however, shall affect the finality of the discharge of the Holder by the Company or an Affiliate in any manner.

     9.4 Tax Withholding. The Company or any Affiliate shall be entitled to deduct from other compensation payable to each Holder any sums required by federal, state or local tax law to be withheld with respect to the grant or exercise of an Option, or lapse of restrictions on Restricted Stock. In the alternative, the Company may require the Holder of an Award to pay such sums for taxes directly to the Company or any Affiliate in cash or by check within ten days after the date of exercise or lapse of restrictions. In the discretion of the Committee, and with the consent of the Holder, the Company may reduce the number of shares of Stock issued to the Holder upon his exercise of an Option to satisfy the tax withholding obligations of the Company or an Affiliate; provided that the Fair Market Value of the shares held back shall not exceed the Company's or the Affiliate's minimum statutory withholding tax obligations. The Committee may, in its discretion, permit a Holder to satisfy any tax withholding obligations arising upon the vesting of Restricted Stock by delivering to the Holder of the Restricted Stock Award a reduced number of shares of Stock in the manner specified herein. If permitted by the Committee and acceptable to the Holder, at the time of vesting of shares of Restricted Stock, the Company shall
(i) calculate the amount of the Company's or an Affiliate's minimum statutory tax withholding obligation on the assumption that all such vested shares of Restricted Stock are made available for delivery, (ii) reduce the number of such shares made available for delivery so that the Fair Market Value of the shares withheld on the vesting date approximates the amount of tax the Company or an Affiliate is obliged to withhold and (iii) in lieu of the withheld shares, remit cash to the United States Treasury and other applicable governmental authorities, on behalf of the Holder, in the amount of the withholding tax due. The Company shall withhold only whole shares of Stock to satisfy its withholding obligation. Where the Fair Market Value of the withheld shares does not equal the Company's withholding tax obligation, the Company shall withhold shares with a Fair Market Value slightly less than the amount of its withholding obligation and the Holder of the Restricted Stock Award must satisfy the remaining withholding obligation in some other manner permitted under this Section 9.4. The withheld shares of Restricted Stock not made available for delivery by the Company shall be retained as treasury stock or will be cancelled and, in either case, the Holder's right, title and interest in such Restricted Stock shall terminate. The Company shall have no obligation upon exercise of any Option or lapse of restrictions on Restricted Stock until the Company or an Affiliate has received payment sufficient to cover all tax withholding amounts due with respect to that exercise. Neither the Company nor any Affiliate shall be obligated to advise a Holder of the existence of the tax or the amount which it will be required to withhold.

     9.5 Written Agreement. Each Award shall be embodied in a written agreement which shall be subject to the terms and conditions of the Plan and shall be signed by the Holder and by a member of the Committee on behalf of the Committee and the Company or an executive officer of the Company, other than the Holder, on behalf of the Company. The agreement may contain any other provisions that the Committee in its discretion shall deem advisable which are not inconsistent with the terms of the Plan.

     9.6 Indemnification of the Committee. The Company shall indemnify each present and future member of the Committee against, and each member of the Committee shall be entitled without further act on his part to indemnity from the Company for, all expenses (including attorney's fees, the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his being or having been a member of the Committee, whether or not he continues to be a member of the Committee at the time of incurring the expenses, including, without limitation, matters as to which he shall be finally adjudged in any action, suit or proceeding to have been found to have been negligent in the performance of his duty as a member of the Committee. However, this indemnity shall not include any expenses incurred by any member of the

Committee in respect of matters as to which he shall be finally adjudged in any action, suit or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his duty as a member of the Committee. In addition, no right of indemnification under the Plan shall be available to or enforceable by any member of the Committee unless, within 60 days after institution of any action, suit or proceeding, he shall have offered the Company, in writing, the opportunity to handle and defend same at its own expense. This right of indemnification shall inure to the benefit of the heirs, executors or administrators of each member of the Committee and shall be in addition to all other rights to which a member of the Committee may be entitled as a matter of law, contract or otherwise.

     9.7 Gender. If the context requires, words of one gender when used in the Plan shall include the other and words used in the singular or plural shall include the other.

     9.8 Headings. Headings of Articles and Sections are included for convenience of reference only and do not constitute part of the Plan and shall not be used in construing the terms of the Plan.

     9.9 Other Compensation Plans. The adoption of the Plan shall not affect any other stock option, incentive or other compensation or benefit plans in effect for the Company or any Affiliate, nor shall the Plan preclude the Company from establishing any other forms of incentive compensation arrangements for Employees.

     9.10 Other Options or Awards. The grant of an Award shall not confer upon the Holder the right to receive any future or other Awards under the Plan, whether or not Awards may be granted to similarly situated Holders, or the right to receive future Awards upon the same terms or conditions as previously granted.

     9.11 Governing Law. The provisions of the Plan shall be construed, administered and governed under the laws of the State of Texas.

                               CONTOUR ENERGY CO.

               COMMON STOCK PROXY - ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 31, 2001

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned holder of common stock of Contour Energy Co. hereby appoints Rick G. Lester and Jared D. Nielsen, or either of them, proxies of the undersigned with full power of substitution, to vote at the Annual Meeting of Stockholders of Contour Energy Co. to be held in the Park Avenue Room (Lobby Level) of the Hotel Inter-Continental, 111 East 48th Street, New York, New York 10017, at 10:30 a.m. New York time on Thursday, May 31, 2001, and at any adjournment or postponement thereof, the number of votes that the undersigned would be entitled to cast if personally present.

     PLEASE MARK, SIGN, DATE AND RETURN IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                   (CONTINUED AND TO BE SIGNED ON OTHER SIDE)

--------------------------------------------------------------------------------
                             (FOLD AND DETACH HERE)

                                                                                                                 Please mark  [X]
                                                                                                                 your votes as
---------------------------------------------------------------------------------------------------------------- indicated in this example

----------------------------------------------------------------------------------------------------------------

1) ELECTION OF DIRECTORS BY ALL STOCKHOLDERS:

THE BOARD OF DIRECTORS RECOMMENDS A "FOR" VOTE FOR THE FOLLOWING NOMINEES:   John J. Conklin, Jr., Ralph P. Davidson, Adam
              FOR all nominees                WITHHOLD                       P. Godfrey, Rick G. Lester, Edward Park, Kenneth R.
             listed to the right              AUTHORITY                      Sanders, Ward W. Woods
              (except as marked       to vote for all nominees
              to the contrary)           listed to the right                 (Instruction: To withhold authority to vote for any of
                                                                             these nominees, cross through such nominees name.)
                    [ ]                         [ ]

2) APPROVAL OF CONTOUR ENERGY CO. 2001 STOCK OPTION AND STOCK AWARD PLAN.

THE BOARD OF DIRECTORS RECOMMENDS A "FOR" VOTE FOR THE 2001 PLAN.                            IN THEIR DISCRETION, THE PROXIES NAMED
FOR     AGAINST     ABSTAIN                                                                  HEREIN ARE AUTHORIZED TO VOTE UPON SUCH
[ ]       [ ]         [ ]                                                                    OTHER BUSINESS AS MAY PROPERLY COME
                                                                                             BEFORE THE MEETING OR ANY ADJOURNMENT
                                                                                             THEREOF AND UPON MATTERS INCIDENT TO
                                                                                             THE CONDUCT OF THE MEETING.


                                                                                             DATED:                           , 2001
                                                                                                    --------------------------
---------------------------------------------------------------------------------------

                                                                                             ---------------------------------------
                                                                                             Signature



                                                                                             ---------------------------------------
                                                                                             Signature if held jointly

                                                                                             Please sign your name exactly as it
                                                                                             appears hereon. Joint owners must each
                                                                                             sign. When signing as attorney,
---------------------------------------------------------------------------------------      executor, administrator, trustee or
                                                                                             guardian, please give your full title
                                                                                             as such.

--------------------------------------------------------------------------------
                            o FOLD AND DETACH HERE o






                               CONTOUR ENERGY~CO.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 31, 2001


To Our Stockholders:

      The Annual Meeting of Stockholders of Contour Energy Co. will be held in the Park Avenue Room (Lobby Level) of the Hotel Inter-Continental, 111 East 48th Street, New York, New York 10017, at 10:30 a.m. New York time on Thursday, May 31, 2001.

      You are cordially invited to attend the meeting. Stockholders who do not expect to attend the meeting in person are requested to complete, date and sign the above proxy card and return it promptly in the envelope provided. If you attend the meeting, you may vote either in person or by your proxy. The Company values your opinion and encourages your participation.

                               CONTOUR ENERGY CO.

             PREFERRED STOCK PROXY - ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 31, 2001

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned holder of preferred stock of Contour Energy Co. hereby appoints Rick G. Lester and Jared D. Nielsen, or either of them, proxies of the undersigned with full power of substitution, to vote at the Annual Meeting of Stockholders of Contour Energy Co. to be held in the Park Avenue Room (Lobby Level) of the Hotel Inter-Continental, 111 East 48th Street, New York, New York 10017, at 10:30 a.m. New York time on Thursday, May 31, 2001, and at any adjournment or postponement thereof, the number of votes that the undersigned would be entitled to cast if personally present.

     PLEASE MARK, SIGN, DATE AND RETURN IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                 (CONTINUED AND TO BE SIGNED ON OTHER SIDE)



--------------------------------------------------------------------------------
                          o FOLD AND DETACH HERE o

                                                                                                                 Please mark  [X]
                                                                                                                 your votes as
---------------------------------------------------------------------------------------------------------------- indicated in this example

----------------------------------------------------------------------------------------------------------------

1) ELECTION OF DIRECTORS BY ALL STOCKHOLDERS:                  2) ELECTION OF DIRECTORS BY PREFERRED STOCKHOLDERS:
   The Board of Directors recommends a "For" vote for the         The Board of Directors makes no recommendation either for
   following nominees:                                            or against the following nominees.
   John J. Conklin, Jr., Ralph P. Davidson, Adam P.
   Godfrey, Rick G. Lester, Edward Park, Kenneth R.                   [ ]            [ ]              [ ]              [ ]
   Sanders, Ward W. Woods                                         Lee Balter  Thomas M. Garasic  Seth W. Hamot  Robert D. Kincaid
(Instruction: To withhold authority to vote for any of these
nominees, cross through such nominee's name.)                  IMPORTANT INSTRUCTIONS: AS A HOLDER OF PREFERRED STOCK, YOU MAY VOTE
        FOR all nominees                WITHHOLD               FOR UP TO TWO OF THE INDIVIDUALS NAMED ABOVE. TO VOTE FOR A NOMINEE,
          listed above                  AUTHORITY              PLACE AN OXO IN THE BOX ABOVE THAT NOMINEE'S NAME. IF YOU DO NOT VOTE
       (except as marked             to vote for all           FOR ANY NOMINEES OR VOTE FOR MORE THAN TWO NOMINEES, YOUR PROXY WILL
        to the contrary)                nominees               NOT BE VOTED, AND YOU WILL BE DEEMED TO HAVE ABSTAINED ON THIS
                                      listed above             MATTER.
              [ ]                         [ ]

3) APPROVAL OF CONTOUR ENERGY CO. 2001 STOCK OPTION AND STOCK
   AWARD PLAN.
   The Board of Directors recommends a "For" vote for the 2001
   Plan.
   [ ]                      [ ]                      [ ]
   FOR                    AGAINST                  ABSTAIN
                                                                                  DATED:                                      , 2001
--------------------------------------------------------------------------------         -------------------------------------

                                                                                  --------------------------------------------------
                                                                                  Signature

                                                                                  --------------------------------------------------
                                                                                  Signature if held jointly

                                                                                  Please sign your name exactly as it appears
                                                                                  hereon. Joint owners must each sign. When signing
                                                                                  as attorney, executor, administrator, trustee or
                                                                                  guardian, please give your full title as such.
--------------------------------------------------------------------------------

In their discretion, the proxies named herein are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof and upon matters incident to the conduct of the meeting.



--------------------------------------------------------------------------------
                          o FOLD AND DETACH HERE o







                             CONTOUR ENERGY CO.
                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD MAY 31, 2001


To Our Stockholders:

      The Annual Meeting of Stockholders of Contour Energy Co. will be held in the Park Avenue Room (Lobby Level) of the Hotel Inter-Continental, 111 East 48th Street, New York, New York 10017, at 10:30 a.m. New York time on Thursday, May 31, 2001.

      You are cordially invited to attend the meeting. Stockholders who do not expect to attend the meeting in person are requested to complete, date and sign the above proxy card and return it promptly in the envelope provided. If you attend the meeting, you may vote either in person or by your proxy. The Company values your opinion and encourages your participation.